Exhibit 99.1

FOR IMMEDIATE RELEASE	Bel Fuse Inc. 206 Van Vorst Street Jersey City, NJ 07302 www.belfuse.com tel 201.432.0463 fax 201.432.9542
Investor Contact: Darrow Associates tel 516.419.9915 pseltzberg@darrowir.com	Company Contact: Daniel Bernstein President ir@belf.com

Bel Reports Fourth Quarter and Full Year 2018 Results

JERSEY CITY, NJ, Thursday, February 21, 2019 -- Bel Fuse Inc. (Nasdaq:BELFA and Nasdaq:BELFB) today announced preliminary financial results for the fourth quarter and full year 2018.

Fourth Quarter 2018 Highlights
•	Net sales of $142.7 million, an improvement of 19.0% year over year
•
GAAP net earnings of $4.0 million compared to a net loss of $20.8 million in fourth quarter 2017.  GAAP EPS of $0.31 per Class A share (versus loss per share of $1.66 in Q4-17) and $0.33 per Class B share (versus loss per share of $1.74 in Q4-17)

•
Non-GAAP net earnings of $4.8 million compared to a net loss of $1.2 million in fourth quarter 2017.  Non-GAAP EPS of $0.37 per Class A share (versus loss per share of $0.09 in Q4-17) and $0.39 per Class B share (versus loss per share of $0.10 in Q4-17)

•	Adjusted EBITDA of $13.2 million (9.2% of sales) compared to $7.1 million (5.9% of sales) in fourth quarter 2017

Full Year 2018 Highlights
•	Net sales of $548.2 million, up 11.5% year over year
•	GAAP net earnings of $20.7 million compared to a net loss of $11.9 million in 2017; the 2017 loss was primarily due to impact of tax reform
•	Adjusted EBITDA of $49.6 million (9.0% of sales) versus $40.4 million (8.2% of sales) in 2017
•	Bookings (orders received) during 2018 of $578 million, up 12% from 2017
•	$171.2 million in backlog at December 31, 2018, representing an increase of $24.7 million, or 17%, from December 31, 2017

Non-GAAP financial measures, such as Non-GAAP EPS, EBITDA and Adjusted EBITDA, exclude the impact of costs associated with a legal entity restructuring, ERP system implementation costs, writeoff of deferred financing costs related to our debt extinguishment, restructuring charges, the transition tax related to tax reform enacted in December 2017, and certain other items. Please refer to the financial information included with this press release for reconciliations of GAAP financial measures to Non-GAAP financial measures and our explanation of why we present Non-GAAP financial measures.

CEO Comments
Daniel Bernstein, President and CEO, said, "Good execution from each of our three business units led to substantial growth for Bel in 2018, enabling us to grow our top-line by $56 million and increase our Adjusted EBITDA by over $9 million for the year.

Increased demand for our MagJack® products in support of a key program at one of the world's leading networking equipment providers led to a $24 million increase in sales for our Magnetics Solutions group over 2017 levels.  Our Connectivity Solutions group sales were up $16 million from 2017, largely driven by participation in key military programs in encryption and communication applications, coupled with higher demand for our products within commercial aerospace applications.   Our Power Solutions and Protection group saw its first year of growth since 2015, as success with our higher-powered AC/DC products in datacenter applications and our 48v power products with telecom customers contributed to a sales increase of $16 million from 2017.  Each of our product groups continued to benefit from the commitment we've made to grow our distribution business; our revenue growth reflects a $15 million increase through this channel in 2018.  Almost a third of our sales are generated through our distribution partners, and we expect this to remain a key channel for marketing our products going forward."

"We are also pleased to report that the first phase of our ERP system implementation is now complete, as our Bel Power Solutions business went live on the new system in early January 2019 without any notable issues.  The other phases of the project will largely leverage Bel's trained internal resources which should result in lower ERP implementation costs going forward, including the elimination of redundant systems.  We continue to manage and optimize our operating expenses in order to mitigate the ongoing minimum wage rate increases in the countries in which we operate and the general uncertainty within our industry surrounding tariffs and trade policy.  The positive business trends noted along with our recent bookings and year-end backlog level are encouraging indicators for further growth as we head into 2019," concluded Mr. Bernstein.

Financial Summary

All comparative percentages are on a year-over-year basis, unless otherwise noted.

Fourth Quarter 2018 Results

Net Sales
Net sales were $142.7 million, up 19% from last year's fourth quarter.

•	By geographic segment: Asia was up by 23.2%, Europe sales were higher by 21.7% and North America was up by 15.4%.
•	By product group: Magnetic Solutions sales were up by 26.2%, Power Solutions and Protection sales grew by 21.1% and Connectivity Solutions sales were up by 10.4%.

On a consolidated basis, sales increased by $22.8 million in the fourth quarter of 2018 compared to the same period of 2017.

Gross Profit
Gross profit margin increased to 21.3%, from 18.5% in the fourth quarter of 2017, as incremental sales in 2018 led to improved fixed cost absorption, offset in part by higher labor costs during the year.  In addition, our gross profit margin during the fourth quarter of 2017 had been impacted by inventory-related charges totaling $2.0 million in connection with maintaining our inventory at the lower of cost or net realizable value.

Selling, General and Administrative Expenses (SG&A)
SG&A expenses were $22.2 million, up from $21.1 million in the fourth quarter of 2017. The increase in SG&A expenses during the 2018 period primarily related to a $0.9 million reduction in cash surrender value of our company-owned life insurance policies as a result of the declining stock market environment throughout the quarter.  We also incurred higher legal and professional fees in the fourth quarter of 2018 as compared to the same period of 2017.

Operating Income
Operating income was $8.0 million, up from $1.0 million in the fourth quarter of 2017, with an operating margin (operating income as a percentage of net sales) of 5.6% compared to 0.8% in the fourth quarter of 2017.

Income Taxes
The provision for income taxes was $2.4 million in the fourth quarter of 2018, as compared to $19.2 million in the same period of 2017.  The provision for income taxes during the fourth quarter of 2018 was unfavorably impacted by taxes on foreign earnings (GILTI tax), partially offset by a decrease in the U.S. tax rate from 35% to 21% in 2018.  The provision for income taxes in the 2017 period included an $18 million impact from the U.S. Tax Cuts and Jobs Act which was enacted on December 22, 2017.  This resulted in an effective tax rate of 37.2% during the fourth quarter of 2018, compared to a not meaningful percentage during the same quarter last year.

Net Earnings (Loss)
The above factors resulted in net earnings of $4.0 million in the fourth quarter of 2018 as compared with a net loss of $20.8 million in the fourth quarter of 2017.

Full Year December 31, 2018 Results

Net Sales
Net sales were $548.2 million, up 11.5% from 2017.

•	By geographic segment, Europe was up by 14.3%, Asia was higher by 11.6% and North America was up by 10.5%.
•	By product group, Magnetic Solutions sales were up by 15.2%, Connectivity Solutions sales were 9.6% higher and Power Solutions and Protection sales were up by 9.9%.

On a consolidated basis, sales increased by $56.6 million in 2018 compared to 2017, despite a $5.5 million decline in sales related to the sale of our NPS product line within the Power Solutions Business.

Gross Profit
Gross profit margin decreased to 20.0%, from 20.8% in 2017, primarily due to an unfavorable fluctuation in the Chinese Renminbi against the U.S. Dollar earlier in 2018.  The above-mentioned minimum wage increases in the PRC and an increase in material costs due to supply constraints also had an unfavorable impact on our gross profit margin during the 2018 period.

Selling, General and Administrative Expenses (SG&A)
SG&A expenses were $79.9 million, down from $84.7 million in 2017. The reduction in SG&A expenses primarily related to a $5.4 million favorable swing in foreign exchange rates (a gain of $2.6 million in 2018 compared to a foreign exchange loss of $2.8 million in 2017) and a $1.5 million reduction in depreciation and amortization expense.  These declines were offset by $2.7 million of higher fringe benefit expense in the 2018 period.

Operating Income
Operating income was $29.6 million, up from $17.4 million in 2017, with an operating margin of 5.4% compared to 3.5% in 2017.

Income Taxes
The provision for income taxes was $2.9 million in 2018 as compared with $21.5 million during 2017.  This resulted in an effective tax rate of 12.3% in 2018, compared to 223.4% in 2017.  In addition to the factors noted above for the fourth quarter, the effective tax rate for the 2017 period also included U.S. and foreign taxes accrued for gains recognized on a Bel Fuse legal entity restructuring transaction.

Net Earnings (Loss)
The above factors resulted in net earnings of $20.7 million in 2018 as compared with a net loss of $11.9 million in 2017.

Balance Sheet Data
As of December 31, 2018, working capital was $184.5 million, including $53.9 million of cash and cash equivalents with a current ratio of 2.7-to-1.  In comparison, as of December 31, 2017, working capital was $178.8 million, including $69.4 million of cash and cash equivalents with a current ratio of 3.0-to-1.  Total debt at December 31, 2018 was $114.2 million as compared to $122.7 million at December 31, 2017, reflecting a decline of $8.5 million primarily due to debt repayments made during 2018.

Conference Call
Bel has scheduled a conference call at 11:00 a.m. ET today.  To participate in the conference call, investors should dial 888-254-3590, or 323-994-2093 if dialing internationally. The presentation will additionally be broadcast live over the Internet and will be available at https://ir.belfuse.com/events-and-presentations. The webcast will be available via replay for a period of 20 days at this same Internet address.  For those unable to access the live call, a telephone replay will be available at 844-512-2921, or 412-317-6671 if dialing internationally, using access code 6007761 after 2:00 p.m. ET, also for 20 days.

About Bel
Bel (www.belfuse.com) designs, manufactures and markets a broad array of products that power, protect and connect electronic circuits.  These products are primarily used in the networking, telecommunications, computing, military, aerospace, transportation and broadcasting industries.  Bel's product groups include Magnetic Solutions (integrated connector modules, power transformers, power inductors and discrete components), Power Solutions and Protection (front-end, board-mount and industrial power products, module products and circuit protection), and Connectivity Solutions (expanded beam fiber optic, copper-based, RF and RJ connectors and cable assemblies).  The Company operates facilities around the world.

Forward-Looking Statements
Non-historical information contained in this press release (including statements regarding anticipated growth from the Company's distribution channel, the effects of the ERP system implementation and other positive business and growth trends) are forward-looking statements (as described under the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. Actual results could differ materially from Bel's projections. Among the factors that could cause actual results to differ materially from such statements are: the market concerns facing our customers; the continuing viability of sectors that rely on our products; the effects of business and economic conditions; difficulties associated with integrating recently acquired companies; capacity and supply constraints or difficulties; product development, commercialization or technological difficulties; the regulatory and trade environment; risks associated with foreign currencies; uncertainties associated with legal proceedings; the market's acceptance of the Company's new products and competitive responses to those new products; the impact of changes to U.S. trade and tariff policies; and the risk factors detailed from time to time in the Company's SEC reports. In light of the risks and uncertainties impacting our business, there can be no assurance that any forward-looking statement will in fact prove to be correct. We undertake no obligation to update or revise any forward looking statements.

Non-GAAP Financial Measures
The non-GAAP measures identified in this press release as well as in the supplementary information to this press release (Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA) are not measures of performance under accounting principles generally accepted in the United States of America ("GAAP").  These measures should not be considered a substitute for, and the reader should also consider, income from operations, net earnings, earnings per share and other measures of performance as defined by GAAP as indicators of our performance or profitability. Our non-GAAP measures may not be comparable to other similarly-titled captions of other companies due to differences in the method of calculation.  We present results adjusted to exclude the effects of certain unusual or special items and their related tax impact that would otherwise be included under U.S. GAAP, to aid in comparisons with other periods.  We may use Non-GAAP financial measures to determine performance-based compensation and management believes that this information may be useful to investors.

Website Information
We routinely post important information for investors on our website, www.belfuse.com, in the "Investor Relations" section. We use our website as a means of disclosing material, otherwise non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

[Financial tables follow]

Bel Fuse Inc.
Supplementary Information(1)(2)
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017

Net sales	$142,734	$119,940	$548,184	$491,611
Cost of sales	112,319	97,780	438,414	389,262
Gross profit	30,415	22,160	109,770	102,349
As a % of net sales	21.3%	18.5%	20.0%	20.8%

Selling, general and administrative expenses	22,247	21,052	79,937	84,655
As a % of net sales	15.6%	17.6%	14.6%	17.2%
Restructuring charges	160	137	222	308

Income from operations	8,008	971	29,611	17,386
As a % of net sales	5.6%	0.8%	5.4%	3.5%

Interest expense	(1,399)	(2,326)	(5,317)	(6,802)
Other income/expense, net	(200)	(221)	(678)	(941)
Earnings before benefit for income taxes	6,409	(1,576)	23,616	9,643

Provision for income taxes(3)	2,384	19,211	2,907	21,540
Effective tax rate	37.2%	-1219.0%	12.3%	223.4%
Net earnings (loss)	$4,025	$(20,787)	$20,709	$(11,897)
As a % of net sales	2.8%	-17.3%	3.8%	-2.4%

Weighted average number of shares outstanding:
Class A common shares - basic and diluted	2,175	2,175	2,175	2,175
Class B common shares - basic and diluted	10,083	9,861	9,939	9,857

Net earnings (loss) per common share:
Class A common shares - basic and diluted	$0.31	$(1.66)	$1.62	$(0.97)
Class B common shares - basic and diluted	$0.33	$(1.74)	$1.73	$(0.99)

(1) The supplementary information included in this press release for 2018 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

(2) The statements of operations for the three months and year ended December 31, 2017 reflect immaterial reclassifications related to the retrospective adoption of new accounting guidance related to presentation of pension costs within the statement of operations. There was no impact on net earnings in connection with the adoption of this guidance.

(3) During the fourth quarter of 2017, we recorded $18.0 million of incremental tax related to the enactment of the Tax Cuts and Jobs Act of 2017. This amount consisted of a transition tax on our foreign earnings and revaluation of our deferred tax assets.

Bel Fuse Inc.
Supplementary Information(1)
Condensed Consolidated Balance Sheets
(in thousands, unaudited)
	December 31,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$53,911	$69,354
Accounts receivable, net	91,939	78,808
Inventories	120,068	107,719
Other current assets	24,591	10,218
Total current assets	290,509	266,099
Property, plant and equipment, net	43,932	43,495
Goodwill and other intangible assets, net	82,506	89,543
Other assets	26,577	32,128
Total assets	$443,524	$431,265

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$56,171	$47,947
Current portion of long-term debt	2,508	2,641
Other current liabilities	47,351	36,712
Total current liabilities	106,030	87,300
Long-term debt	111,705	120,053
Other liabilities	49,319	65,952
Total liabilities	267,054	273,305
Stockholders' equity	176,470	157,960
Total liabilities and stockholders' equity	$443,524	$431,265

(1) The supplementary information included in this press release for 2018 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

Bel Fuse Inc.
Supplementary Information(1)
Reconciliation of GAAP Net Earnings to EBITDA and Adjusted EBITDA(2)
(in thousands, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017

GAAP Net earnings (loss)	$4,025	$(20,787)	$20,709	$(11,897)
Interest expense	1,399	2,326	5,317	6,802
Provision for income taxes	2,384	19,211	2,907	21,540
Depreciation and amortization	4,469	5,006	18,207	20,718
EBITDA	$12,277	$5,756	$47,140	$37,163
% of net sales	8.6%	4.8%	8.6%	7.6%

Unusual or special items:
ERP system implementation consulting costs	737	1,073	2,226	2,556
Professional fees related to legal entity restructuring	-	150	-	350
Restructuring charges	160	137	222	308

Adjusted EBITDA	$13,174	$7,116	$49,588	$40,377
% of net sales	9.2%	5.9%	9.0%	8.2%

(1) The supplementary information included in this press release for 2018 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

(2) In this press release and supplemental information, we have included Non-GAAP financial measures, including Non-GAAP net earnings, Non-GAAP EPS, EBITDA and Adjusted EBITDA. We present results adjusted to exclude the effects of certain specified items and their related tax impact that would otherwise be included under GAAP, to aid in comparisons with other periods. We may use Non-GAAP financial measures to determine performance-based compensation and management believes that this information may be useful to investors.

Bel Fuse Inc.
Supplementary Information(1)
Reconciliation of GAAP Measures to Non-GAAP Measures(2)
(in thousands, unaudited)
The following tables detail the impact of certain unusual or special items had on the Company's net earnings (loss) per common Class A and Class B basic and diluted shares ("EPS") and the line items these items were included on the condensed consolidated statements of operations.

	Three Months Ended December 31, 2018					Three Months Ended December 31, 2017
Reconciling Items	Earnings before taxes	Provision for income taxes	Net earnings	Class A EPS(3)	Class B EPS(3)	Earnings before taxes	Provision for income taxes	Net (loss) earnings	Class A EPS(3)	Class B EPS(3)

GAAP measures	$6,409	$2,384	$4,025	$0.31	$0.33	$(1,576)	$19,211	$(20,787)	$(1.66)	$(1.74)
Items included in SG&A expenses:
ERP system implementation consulting costs	737	139	598	0.05	0.05	1,073	333	740	0.06	0.06
Professional fees related to legal entity restructuring	-	-	-	-	-	150	57	93	0.01	0.01
Restructuring charges	160	33	127	0.01	0.01	137	27	110	0.01	0.01
Writeoff of deferred financing costs related to debt extinguishment	-	-	-	-	-	1,031	392	639	0.05	0.05
Items included in income taxes:
Impact from tax reform bill (transition tax and revaluation of deferred tax assets)	-	-	-	-	-	-	(18,043)	18,043	1.44	1.51
Non-GAAP measures	$7,306	$2,556	$4,750	$0.37	$0.39	$815	$1,977	$(1,162)	$(0.09)	$(0.10)

	Year Ended December 31, 2018					Year Ended December 31, 2017
Reconciling Items	Earnings before taxes	Provision for income taxes	Net earnings	Class A EPS(3)	Class B EPS(3)	Earnings before taxes	Provision for income taxes	Net (loss) earnings	Class A EPS(3)	Class B EPS(3)

GAAP measures	$23,616	$2,907	$20,709	$1.62	$1.73	$9,643	$21,540	$(11,897)	$(0.97)	$(0.99)
Items included in SG&A expenses:
ERP system assessment costs	2,226	419	1,807	0.14	0.15	2,556	795	1,761	0.14	0.15
Professional fees related to legal entity restructuring	-	-	-	-	-	350	133	217	0.02	0.02
Restructuring charges	222	45	177	0.01	0.01	308	71	237	0.02	0.02
Writeoff of deferred financing costs related to debt extinguishment	-	-	-	-	-	1,031	392	639	0.05	0.05
Items included in income taxes:
Transition tax, measurement period adjustment	-	2,628	(2,628)	(0.21)	(0.22)	-	-	-	-	-
Incremental tax related to legal entity restructuring	-	-	-	-	-	-	(2,308)	2,308	0.18	0.19
Impact from tax reform bill (transition tax and revaluation of deferred tax assets)	-	-	-	-	-	-	(18,043)	18,043	1.44	1.51
Non-GAAP measures	$26,064	$5,999	$20,065	$1.57	$1.68	$13,888	$2,580	$11,308	$0.88	$0.95

(1) The supplementary information included in this press release for 2018 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.

(2) In this press release and supplemental information, we have included Non-GAAP financial measures, including Non-GAAP net earnings (loss), Non-GAAP EPS, EBITDA and Adjusted EBITDA. We present results adjusted to exclude the effects of certain specified items and their related tax impact that would otherwise be included under GAAP, to aid in comparisons with other periods. We may use Non-GAAP financial measures to determine performance-based compensation and management believes that this information may be useful to investors.

(3) Individual amounts of earnings per share may not agree to the total due to rounding.